UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2007

Enova Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

19850 S. Magellan Drive, Torrance, California		90502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-527-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Enova Systems, Inc. ("Enova") entered into a letter agreement (the "Agreement") with Mike Staran, Enova's Executive Vice President. The Agreement was executed on March 27, 2007, and is effective as of January 22, 2007.

Pursuant to the Agreement, Mr. Staran receives an annual salary of $190,000, is eligible to participate in the executive bonus program, receives health and life insurance benefits, and receives living and transportation reimbursements. In addition, Enova has agreed to issue Mr. Staran 5,000 shares of Enova common stock.

Mr. Staran's employment is at-will and may be terminated by Enova for any reason and at any time. In the event that Mr. Staran's employment is terminated by Enova without cause, as defined in the Agreement, Mr. Staran is entitled to receive (i) three month's salary and health benefits as severance and (ii) reimbursement for reasonable relocation expenses to return to Michigan. If Enova's Board of Directors should change Mr. Staran's duties or authority so that it may reasonably be found that Mr. Staran is no longer performing as the Executive Vice President of Enova or if Enova is sold, merged, or closed, then, in either instance, Mr. Staran shall have the right to terminate the Agreement and receive the same severance payment as if his employment had been terminated without cause. Mr. Staran may otherwise terminate his employment at any time with 120 days written notice of his decision to terminate to Enova, but will not be entitled to any severance benefits. In the event of a single period of prolonged inability to work due to the result of a sickness or an injury, Mr. Staran will be compensated at his full rate pay for at least 3 months from the date of the sickness or injury.

During the term of his employment and during the 12-month period following termination of his employment, Mr. Staran has agreed not to directly own, manage, operate, join, control, or participate in or be connected with, as an officer, employee, partner, stockholder or otherwise, any competitive company or related business, partnership, firm or corporation that is at the time engaged principally or significantly in a business that is, directly or indirectly, at the time in competition with the business of Enova.

During the term of his employment and during the 12-month period following termination of his employment, Mr. Staran has agreed not to directly or indirectly through his own efforts, or otherwise, contract with, or in any way retain the services of, any employee or former employee of Enova, if such individual has provided professional or support services to Enova at any time during the term of the Agreement. In addition Mr. Staran has agreed not to interfere with the relationship of Enova and any of its employees and he will not attempt to divert from Enova any business in which Enova has been actively engaged during his employment.

The description above is qualified entirely by the terms of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

10.1 Letter Agreement entered into between Enova Systems, Inc. and Mike Staran, Enova's Executive Vice President, executed March 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

April 2, 2007	By:	/s/ Jarett Fenton

Name: Jarett Fenton
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement entered into between Enova Systems, Inc. and Mike Staran, Enova's Executive Vice President, executed March 27, 2007.